Exhibit 4.4

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DeROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF: MAY 5, 2009
COLUMBIA, TENNESSEE 38401	SCM MICROSYSTEMS, INC.
(931) 388-3003	TSB 32337 FC
SALES: E. BUCKLEY 951-340-1950	OPERATOR: AP
R1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF
Colors Selected for Printing: Logo PRINTS CMYK. Intaglio prints in SC-3 dark green
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.
NOTE: Text that is received by e-mail is not proofread word for word.
(SEE REVERSE SIDE FOR LEGEND)
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. PACIFIC TIME, APRIL 30, 2014 OR EARLIER AS PROVIDED IN THE WARRANT AGREEMENT
W A R R A N T S
SCM MICROSYSTEMS, INC. WARRANT
THIS CERTIFIES THAT, for value received
is the registered holder (the “Holder”) of the number of Warrants stated herein, expiring at 5:00 p.m., Pacific Time, April 30, 2014, to purchase one (1) fully paid and non-assessable share of common stock, par value $0.001 per share (“Common Stock”), of SCM Microsystems, Inc., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrants entitle the holder thereof to purchase from the Company the number of shares of Stock stated herein, at the price of $3.00 per whole share (the “Exercise Price”). The Exercise Price and the number of shares represented by this Warrant Certificate may, subject to the terms and provisions of the Form of Warrant Certificate governing these Warrants (the “Warrant Agreement”), a copy of which is on file with the Secretary of the Company, be adjusted. The registered Holder (and only the registered Holder) may exercise all or any portion of the Warrants evidenced by this Warrant Certificate by delivering, not later than 5:00 P.M., Pacific time, on any business day during the Period (the “Exercise Date”) to American Stock Transfer and Trust Company (the “Transfer Agent,” which term includes any successor Transfer Agent) at its corporate trust department at 59 Maiden Lane, New York, N.Y. 10038, each of the following: (i) this Warrant Certificate, (ii) a completed subscription form (see reverse side for form) which has been duly and properly executed by the registered Holder, (iii) an amount equal to the aggregate Exercise Price for the number of full shares of Common Stock as to which Warrants are exercised, and (iv) any and all applicable withholding taxes due in connection with the exercise of the Warrants.
Each Warrant evidenced by this Warrant Certificate may be exercised only during the period (the “Exercise Period”) commencing on April 30, 2012 and terminating at 5:00 p.m., Pacific time, on April 30, 2014 (the “Expiration Date”). Each Warrant evidenced by this Warrant Certificate that is not exercised on or before the Expiration Date shall become void, and all rights in and to any such Warrant and this Warrant Certificate shall cease at the close of business on the Expiration Date. Neither the Transfer Agent, nor the Company, nor any of its directors, officers, or their affiliates, shall have any obligation to inform or remind the Holder of the expiration of the Warrants.
THE WARRANTS EVIDENCED BYTHIS WARRANT CERTIFICATE ARE SUBJECTTO AND GOVERNED BYTHE TERMS AND PROVISIONS OF THE WARRANTAGREEMENT.
COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, NY) AS WARRANTAGENT
BY
AUTHORIZED OFFICER

EACH WARRANT REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH CERTAIN TERMS AND RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT GOVERNING THE WARRANTS ACQUIRED BY THE WARRANTHOLDER FROM THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
SUBSCRIPTION FORM
(To Be Executed by the Registered Holder in Order to Exercise Warrants)
The undersigned registered Holder of Warrant Certificate number ______ hereby irrevocably elects to exercise _________ Warrants represented by such Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and hereby requests that Certificates for such shares of Common Stock shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE OF REGISTERED HOLDER)

(NAME AND TITLE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)
THE SIGNATURE ON THIS SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THE WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NASDAQ STOCK EXCHANGE.
ASSIGNMENT AGREEMENT
To Be Executed by the Registered Holder in Order to Assign Warrants
For Value Received, ______________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
___________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint the Company as its Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF NASDAQ STOCK EXCHANGE.
The undersigned transferee of Warrants represented by such Warrant Certificate hereby irrevocably agrees to be bound by the terms and conditions of the Warrant Certificate and any Warrant Certificate issued in replacement thereof.

Dated:

(SIGNATURE OF REGISTERED HOLDER)

(NAME AND TITLE)

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DeROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF: MAY 5, 2009
COLUMBIA, TENNESSEE 38401	SCM MICROSYSTEMS, INC.
(931) 388-3003	TSB 32337 BK
SALES: E. BUCKLEY 951-340-1950	OPERATOR: AP
R1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF
NOTE: Text that is received by e-mail is not proofread word for word.